Exhibit 99.1

Pyxus International, Inc.	Tel: 919 379 4300
8001 Aerial Center Parkway	Fax: 919 379 4346
Post Office Box 2009	www.pyxus.com
Morrisville, NC 27560-2009
USA

NEWS RELEASE	Contact:	Joel Thomas
(919) 379-4300

Pyxus International, Inc. Announces Date of 2021 Annual Meeting

Morrisville, NC – May 14, 2021 /PRNewswire/ – Pyxus International, Inc. (OTC Pink: PYYX) (“Pyxus International”), a global value-added agricultural company, today announced that its 2021 annual meeting of shareholders will be held on Thursday, August 19, 2021.

About Pyxus International, Inc.

Pyxus International, Inc. is a global agricultural company with more than 145 years’ experience delivering value-added products and services to businesses and customers. Driven by a united purpose—to transform people’s lives, so that together we can grow a better world—Pyxus International, its subsidiaries and affiliates, are trusted providers of responsibly sourced, independently verified, sustainable and traceable products and ingredients. For more information, visit www.pyxus.com.